ANNALY CAPITAL MANAGEMENT, INC.

PSU Award Agreement

    THIS PSU AWARD AGREEMENT (this “Agreement”), dated as of «Grant_Month» «Grant_Day», «Grant Year» is between Annaly Capital Management, Inc., a Maryland corporation (the “Company”) and «Name» (the “Participant”), and governs the performance-vesting RSUs (“PSUs”) granted by the Company to the Participant in accordance with and subject to the provisions of the Annaly Capital Management, Inc. 2020 Equity Incentive Plan (the “Plan”). A Prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

    1.    Grant of PSUs. Effective as of «Grant_Month» «Grant_Day», 2023 (the “Date of Grant”), the Company granted the Participant «Shares» target PSUs (the “Target PSUs”) in accordance with the Plan and subject to the terms and conditions set forth in the Plan and this Agreement. Each PSU represents the right to receive a Share upon settlement of the vested PSUs as set forth herein.

    2.    Grant of Dividend Equivalent Rights. Effective as of the Date of Grant, the Company also granted the Participant Dividend Equivalent Rights in accordance with the Plan and subject to the terms and conditions set forth in the Plan and this Agreement. The Dividend Equivalent Rights entitle the Participant to be credited with additional PSUs (the “Additional PSUs”) with respect to cash dividends (other than extraordinary cash dividends) paid on Shares during the period beginning on the Date of Grant and ending on the earlier of the date that the vested PSUs and vested Additional PSUs are settled in accordance with Section 4 of this Agreement or the date that the PSUs and Additional PSUs are forfeited in accordance with Section 3 of this Agreement. On each date that cash dividends (other than extraordinary cash dividends) are paid on Shares, the Participant shall be credited with Additional PSUs as follows: The cash dividend per Share shall be multiplied by the number of Target PSUs and Additional PSUs outstanding and credited to the Participant on the dividend payment date and the resulting product shall be divided by the Fair Market Value on the dividend payment date. Each Additional PSU represents the right to receive a Share upon settlement of the vested Additional PSUs as set forth herein. For avoidance of doubt, the Additional PSUs shall be subject to adjustment for performance under Section 3 to the same extent as the Target PSUs.

    3.    Vesting. The Participant’s interest in the PSUs shall become vested and nonforfeitable to the extent provided in paragraphs (a) through (g) below.

        (a)    Performance Conditions. The Target PSUs shall be subject to adjustment based on the Company’s performance during the applicable “Performance Period,” all as set forth on Exhibit A hereto. The Committee shall make all determinations regarding the performance adjustment by the 15th day of the third month following the end of the Performance Period. The number of PSUs after such adjustment, which may range 0% to the maximum percentage of the Target PSUs set forth on Exhibit A, are referred to in this Agreement as the “Performance-Adjusted PSUs.” For the avoidance of doubt, if the performance adjustment results in 0% of the Target PSUs being earned, the PSUs shall be canceled and forfeited as of the last day of the Performance Period and all of the Participant’s rights to the PSUs shall immediately terminate without any payment of consideration by the Company.

        (b)    Continued Service. The Participant’s interest in the Performance-Adjusted PSUs shall become vested and nonforfeitable on the last day of the Performance Period (the “Vesting Date”), subject to the Participant’s continuous Service (as defined below) from the Date of Grant through the Vesting Date. For purposes of this Agreement, “Service” means service to the Company or an Affiliate as an employee, Non-Employee Director, or other bona fide service provider (whether as a consultant, advisor or otherwise). The Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be an employee, Non-Employee Director, or other bona fide service provider to the Company or an Affiliate.

        (c)    Change in Control. If a Change in Control occurs before the Vesting Date while the Participant is still in Service, the Participant’s interest in the PSUs shall become vested and nonforfeitable in connection with a Change in Control in accordance with the provisions of Section 10(b) of the Plan, subject to the requirements of Section 21 of the Plan (regarding potential adjustments as a result of Section 280G and related provisions of the Code). For any Participant who is not a Non-Employee Director, for purposes of Section 10(b)(ii) of the Plan (regarding vesting of the PSUs during the two-year period following a Change in Control if the PSUs are assumed, converted or replaced in the transaction), the following terms have the following meanings:

        (i)    “Cause” shall be as defined in any employment agreement, offer letter, or similar agreement between the Participant and the Company or an Affiliate, and if there is no such agreement or definition, “Cause” shall mean that the Participant is found by the Company to have (i) committed an act of fraud or dishonesty in the course of the Service; (ii) been convicted of (or plead no contest with respect to) a crime constituting a felony or a crime of comparable magnitude under applicable law (as determined by the Company in its sole discretion); (iii) failed to perform the Participant’s job duties where such failure is materially injurious to the Company and its Affiliates, or to the business interests or reputation of the Company and its Affiliates; (iv) materially breached any written policy applicable to the Participant’s Service including, but not limited to, the Company’s Code of Business Conduct and Ethics; or (v) materially breached any Service-related covenants under any agreement with the Company or an Affiliate; provided, however, that with respect to any breach or failure that is curable by the Participant, as determined by the Company in good faith, the Company has provided the Participant written notice of the material breach or failure and the Participant has not cured such breach or failure, as determined by the Company in good faith, within fifteen (15) days following the date the Company provides such notice.

        (ii)    “Good Reason” shall be as defined in any employment agreement, offer letter, or similar agreement between the Participant and the Company or an Affiliate, and if there is no such applicable definition, termination of Service for Good Reason shall not be applicable to the Participant under Section 10(b)(ii) of the Plan.

        (d)    Death or Disability. If the Participant terminates Service before the Vesting Date due to the Participant’s death, the Participant shall become vested as of the date of such death in a prorated portion of the Target PSUs (i.e., without adjustment for performance under paragraph (a)). If the Participant terminates Service before the Vesting Date due to the Participant’s total and permanent disability within the meaning of Section 22(e)(3) of the Code, a prorated portion of the Target PSUs shall remain outstanding and become vested on the Vesting Date after adjustment for performance in accordance with paragraph (a). In either case, the prorated portion shall be determined by multiplying the number of Target PSUs by a fraction, the numerator of which is the number of days in the Performance Period through the date of the Participant’s termination of Service due to death or total and permanent disability, and the denominator of which is the total number of days in the Performance Period. The Participant’s beneficiary shall receive payment with respect to the PSUs (and any Additional PSUs) in the event of the Participant’s death. The beneficiary shall be the Participant’s surviving spouse, if any, and if no surviving spouse, then the Participant’s estate, provided that the Company, in its discretion, may permit the Participant to designate a beneficiary in accordance with such written procedures as the Company may establish.

        (e)    Vesting Required by Employment Agreement or Company Severance Program. Notwithstanding any provision herein to the contrary, if the Participant terminates Service under conditions that would provide full or partial vesting of the Award in accordance with a written employment agreement, offer letter, or similar agreement between the Company and the Participant or under any written severance agreement, program or policy of the Company that covers the Participant, then the Participant’s interest in the PSUs shall become vested and nonforfeitable to the extent provided by such written agreement or Company severance program or policy. If the Participant is subject to special vesting conditions under both a written agreement and a Company severance program or policy, the most favorable vesting provisions shall control. The number of PSUs vesting shall remain subject to adjustment for performance under paragraph (a) and such Performance-Adjusted PSUs shall be settled following the end of the Performance Period as provided in Section 4 below, except to the extent that the written agreement or Company severance program or policy expressly provides otherwise. If the written agreement or Company severance program or policy calls for vesting of the PSUs to be prorated, the prorated PSUs shall be determined by multiplying the number of PSUs by a fraction, the numerator of which is the number of days in the Performance Period through the date that the Participant’s Service terminates, and the denominator of which is the total number of days in the Performance Period. Any such vesting shall be subject to the terms and conditions of the applicable written agreement or Company severance program or policy, including any requirement that the Participant provide the Company with a release of claims.

        (f)    Qualifying Termination. Notwithstanding any provision herein to the contrary, if the Participant’s Service is terminated for a Qualifying Termination and other than as set forth in Section 3(e) above, then subject to the conditions of this Section 3(f), the Target PSUs shall remain outstanding and become vested on the Vesting Date after adjustment for performance in accordance with paragraph (a). In order to continue to earn and become vested in the PSUs, the Participant must (i) sign and not revoke a release of claims in such form as required by the Company no later than 60 days after such Qualifying Termination, and (ii) comply with any post-employment covenants applicable to the Participant under any written agreement with the Company. In addition, for a Qualifying Termination based on the Participant’s Retirement, the Participant must comply with the post-employment covenants set forth on Exhibit B to this Agreement. For the avoidance of doubt, if Section 3(e) applies to the Participant, this Section 3(f) shall not apply. For purposes of this Agreement, the following terms have the following meanings:

        (i)    “Qualifying Termination” means either (A) the Participant’s Service is terminated by the Company for any reason other than Cause (as defined in Section 3(c)(i) above) and other than as set forth in Section 3(d), or (B) the Participant’s Service is terminated by Retirement.

        (ii)    “Retirement” means a Participant’s termination of Service, other than as set forth in Section 3(d) and other than by action of the Company for Cause, provided that (A) the Participant has given the Company at least six months’ advance written notice of the intent to retire (subject to the Company’s right to waive that advance notice requirement), and (B) at the date of termination Service, the Participant has at least sixty-five (65) Retirement Points and has attained at least age fifty (50).

        (iii)    “Retirement Points” means, for a Participant, the total of the Participant’s age as of the Participant’s most recent birthday and Years of Service.

        (iv)     “Years of Service” means, for a Participant, the Participant’s whole years of Service, as determined by the Company in its sole discretion. In that regard, if the Participant participates in a tax-qualified 401(k) plan sponsored by the Company, the Participant’s Years of Service shall be determined based on the Participant’s “Vesting Service” (or functionally similar term) under the tax-qualified 401(k) plan in which the Participant participates.

        (g)    Additional PSUs. The Participant’s interest in the Additional PSUs shall become vested and nonforfeitable on the date, and to the extent that, the underlying Target PSUs in respect of which the Additional PSUs were credited, become vested and nonforfeitable, including after adjustment for performance in accordance with this Section 3.

        (h)    Cancellation/Forfeiture in All Other Cases. Except as provided in this Section 3, any PSUs and Additional PSUs that are not vested and nonforfeitable on or before the date that the Participant terminates Service (for any reason, whether voluntary or involuntary and with or without Cause) shall be canceled and forfeited on the date that Service terminates and all of the Participant’s rights to such PSUs and Additional PSUs shall immediately terminate without any payment of consideration by the Company.

    4.    Settlement. Except as provided in Section 5, PSUs and Additional PSUs that become vested and nonforfeitable shall be settled by the issuance of an equal number of Shares. The issuance shall be made after adjustment for performance under Section 3(a) and by no later than the 15th day of the third month after the end of the Performance Period; provided that (i) PSUs and Additional PSUs that vest as a result of the Participant’s termination of Service due to death under Section 3(d) shall be paid as soon as administratively practicable (not more than 30 days) of such death, and (ii) any PSUs and Additional PSUs outstanding on the date of a Change in Control that become vested as a result of the closing of the Change in Control shall be settled on the date of the Change in Control. If the PSUs or Additional PSUs are deferred compensation that is subject to the requirements of Section 409A of the Code, the timing of payment shall be subject to the requirements of Section 18 of the Plan. Upon any vesting of PSUs and Additional PSUs, the Committee reserves the right to issue to the Participant, in full satisfaction of the delivery of Shares, a single cash payment equal to the Fair Market Value of Shares on the day preceding the date of payment or a combination of Shares and cash payment based on the Fair Market Value on the day preceding the date of payment. References in this Agreement to Shares issuable in connection with the PSUs and Additional PSUs will include the potential issuance of its cash equivalent pursuant to such right.

    5.    Responsibility for Taxes.

        (a)    General. Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company or an Affiliate that the Participant provides Services to (the “Employer”) (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the PSUs and Additional PSUs or the subsequent sale of any Shares acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

        (b)    Withholding. Prior to vesting of any PSUs and Additional PSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company or Employer. In this regard, the Participant authorizes the Company and/or Employer to withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or Employer or from proceeds of the sale of any Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company or Employer may (i) sell or arrange for the sale of any Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) retain a number of the PSUs and Additional PSUs otherwise payable, provided that the Company only retains a number of PSUs and Additional PSUs necessary to satisfy no more than the required withholding amount (not to exceed maximum statutory rates). Finally, the Participant shall pay to the Company and/or Employer any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares or make any payment with respect to any earned and vested PSUs and Additional PSUs if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 5.

    6.    Transferability; Unfunded Arrangement. Until such time as the PSUs and Additional PSUs become earned and vested in accordance with this Agreement, the PSUs and Additional PSUs, and any rights relating thereto, may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, other than in connection with the Participant’s death. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the PSUs and Additional PSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the PSUs and Additional PSUs will be forfeited by the Participant and all of the Participant’s rights to such PSUs and Additional PSUs shall immediately terminate without any payment of consideration by the Company. PSUs and Additional PSUs constitute an unfunded and unsecured obligation of the Company.

7.    Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to the PSUs and Additional PSUs until, and then to the extent that, Shares are issued in settlement of the PSUs and Additional PSUs. Upon the issuance of Shares in settlement of the PSUs and Additional PSUs, the Participant shall have all the rights of a shareholder of the Company with respect to those Shares, including the right to vote the Shares and to receive all dividends on the Shares.

    8.    No Right to Continued Service. This Agreement and the grant of the PSUs and Dividend Equivalent Rights does not give the Participant any rights with respect to continued Service. This Agreement and the grant of the PSUs and Dividend Equivalent Rights shall not interfere with the right of the Company, the Manager or an Affiliate to terminate the Participant’s Service.

    9.    Governing Law; Venue. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another state. Any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement shall be litigated solely and exclusively in the state or federal courts located in the City of New York, New York unless otherwise required by applicable law, and the parties agree that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

    10.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

    11.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

    12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

    13.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original document and all counterparts shall constitute a single document.

    14.    Further Assurances. The Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company to implement the provisions and purposes of this Agreement and the Plan.

    15.    Recovery of Compensation. In accordance with Section 20 of the Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) the Company’s Policy on Recovery (Clawback) of Incentive Compensation from Executives in the Event of Certain Restatements, as in effect from time to time, all to the extent determined by the Committee to be applicable to the Participant.

    16.    Notice Requirements. The vesting and receipt of benefits under this Award is specifically conditioned on the Participant’s compliance with the requirements of the Company’s Notice and Garden Leave Policy as attached to this Agreement as Exhibit C (the “Policy”). In addition to any remedies set forth in the Policy and to the extent allowed by and consistent with applicable law, if it is determined at any time that the Participant has materially breached the terms and conditions of the Policy, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Participant in its sole discretion some or all of the Shares (or proceeds received by the Participant from a sale of such Shares) paid to the Participant pursuant to this Agreement.

[signature page follows]

    IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

______________________________
«Name»

ANNALY CAPITAL MANAGEMENT, INC.

By: «Signature_Name»

Title: «Signature_Title»

Exhibit A
Performance-Vesting Conditions

Exhibit B
Covenants Applicable to Retirement
1.    General. In consideration for the opportunity to earn the PSUs (which, for purposes of this Exhibit, includes any related Additional PSUs) as awarded under the Agreement and as conditions to continued vesting of the PSUs in connection with the Participant’s Qualifying Termination by reason of Retirement under Section 3(f) of the Agreement, the Participant agrees to: (i) not engage in Comparable Work during the remaining vesting period of the PSUs, to the extent permissible under applicable law; (ii) comply with the additional covenants described in Section 2 of this Exhibit; and (iii) prior to the Vesting Date, to the extent required by the Company, provide the Company with a certification that the Participant has not engaged in Comparable Work (to the extent the Comparable Work restriction is applicable). Notwithstanding anything in this Agreement to the contrary: (x) if the Participant is a permanent resident of California or a tax resident of California who is assigned to perform services for the Company or any Affiliate from an office located in California as of the date of Retirement, the Comparable Work restriction and the certification requirement described in this Section 1 will not apply to the PSUs; and (y) if the Participant lives or works in Washington State as of the date of Retirement, the Comparable Work restriction and the certification requirement described in this Section 1 will apply for no more than eighteen (18) months following the date of the Retirement. For the avoidance of doubt, the sole remedy of the Company under this Agreement in case of the Participant engaging in Comparable Work is to cause the unvested PSUs to be canceled and forfeited (e.g., the Company cannot seek to enjoin the Participant from engaging in such Comparable Work based solely on the terms of this Agreement).
2.    Additional Covenants.
    (a)    Non-Solicitation. The Participant agrees that during the remaining vesting period of the PSUs, to the maximum extent permissible under applicable law: (i) the Participant will not directly or indirectly solicit or recruit for employment or encourage to leave employment with the Company or its Affiliates, on the Participant’s own behalf or on behalf of any other person or entity other than the Company or its Affiliates, any person who is an employee of the Company or its Affiliates; and (ii) the Participant will not, directly or indirectly, on the Participant’s own behalf or on behalf of any other person or entity other than the Company or its Affiliates, solicit any client or customer of the Company or its Affiliates which the Participant actively solicited or with whom the Participant worked or otherwise had material contact in the course of the Participant’s Service. Notwithstanding anything in this Agreement to the contrary, if the Participant is a permanent resident of California or a tax resident of California who is assigned to perform services for the Company or any Affiliate from an office located in California as of the date of Retirement, the solicitation restriction described in clause (ii) above will not apply to the PSUs.
    (b)    Confidential Information. The Participant may acquire or have access to confidential and proprietary information of the Company in performing employment services for the Company and its Affiliates (the “Confidential Information”). The Participant will not, at any time, without the Company’s prior written consent, directly or indirectly, use or disclose any Confidential Information for the Participant’s benefit or the benefit of any other person or entity. The Participant’s obligations under this provision will survive the termination of the Participant’s Service and are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Participant may have to the Company and/or its Affiliates.
    (c)    Property of the Company. The Participant acknowledges that the Confidential Information is and at all times remains the sole and exclusive property of the Company and/or its Affiliates and that the Company and/or its Affiliates has the exclusive right,
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title, and interest to its Confidential Information. No right or license, by implication or otherwise, is granted by the Company as a result of the disclosure of Confidential Information to the Participant. The Participant will promptly return all Confidential Information to the Company upon termination of Service.
    (d)    Exceptions. Nothing herein will be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Participant agrees to provide written notice of any such order to an authorized officer of the Company promptly, and not more than two business days, after receiving such order, but in any event sufficiently in advance of making any disclosure to permit The Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.
    (e)    Certain Protected Activity. Nothing in this Agreement prohibits the Participant from (i) reporting any possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General; or (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant does not need the prior authorization of the Company to make any such reports or disclosures and the Participant is not required to notify the Company that the Participant has made such reports or disclosures.
3.    Comparable Work Defined. For purposes of this Agreement, “Comparable Work” means the Participant has, in any capacity, directly or indirectly, gone into any business or become employed by or associated with any other business which is in competition with a line of business in which the Participant is employed by the Company or any Affiliate or has been employed by the Company or any Affiliate within one year prior to the date of the Participant’s Retirement, including as part of a mortgage REIT, asset manager, bank, or other financial services company, in any state within the United States or in any foreign country in which the Company conducts business. In no event shall the Company determine a Participant to have engaged in Comparable Work solely because the Participant beneficially owns less than 5% of the combined voting power of all issued and outstanding voting securities of a publicly held corporation.
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Exhibit C

Notice and Garden Leave Policy

1.    Overview. This Notice and Garden Leave Policy (the “Policy”) applies to Participants who are executive officers of the Company. Given the strategic importance of these positions, each Participant occupying an executive officer position acknowledges and agrees that the Company and its Affiliates (collectively, the “Company Group”), its client relationships and/or its business opportunities would likely suffer irreparable harm were the Participant to resign or otherwise end the Participant’s employment with the Company Group without providing sufficient notice to the Company. This Policy is intended to protect those interests of the Company Group, and the Award is provided in consideration for the Participant’s agreement to comply with the Policy.
2.    Notice Requirement.
(a)    Notice Period. In consideration of the Award, the Participant agrees to provide the Company with 90 days of prior written notice of the Participant’s intent to end the Participant’s employment with the Company Group (the “Notice Period”).
(b)    Compensation and Job Role During Notice Period. During the Notice Period the Participant will be paid the Participant’s base salary pursuant to the Company’s regular payroll practices and will be eligible to continue to participate in the employee benefit plans in which the Participant was enrolled prior to submitting the Participant’s notice of resignation, with the exception that (i) the Participant will not continue to accrue paid time off during the notice period and (ii) the Participant will not continue to accrue any time or other interest under any bonus plans. The Participant will be expected to perform all duties and tasks assigned to the Participant during the Notice Period, including all assignments related to the transition of the Participant’s duties and responsibilities, and the Participant will devote all of the Participant’s working time, labor, skill and energies to the business and affairs of the Company.
(c)    Duty of Loyalty. During the Notice Period the Participant will continue to owe the Company Group a duty of loyalty, and the Participant will remain bound by all fiduciary duties and obligations owed to the Company Group as an employee, as well as abide by all non-competition, non-disclosure and non-solicitation agreements that the Participant has entered into with the Company. Consistent with that duty of loyalty, the Participant agrees that during the Participant’s period of employment, including the Notice Period, and regardless of whether the Participant’s title, position or responsibilities change at any point, the Participant will not directly or indirectly (i) become employed or engaged by (whether as an employee, consultant, proprietor, partner, director or otherwise) any competitor of the Company Group, (ii) solicit, divert, take away or do business with (or attempt to solicit, divert, take away or do business with) any of the Company Group’s clients, customers or business partners; or (iii) solicit, induce or attempt to induce any officer, manager, consultant or employee of the Company Group to terminate his or her employment or engagement, or entice or attempt to entice away from the Company Group any person who is an officer, manager, consultant, or employee of the Company Group.
(d)    Notice Process. Any notice that the Participant may be required or permitted to give to the Company under the Policy shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time.

3.    Waiver of Notice Period; Garden Leave.
(a)    Waiver of Notice Period. Upon receipt of the Participant’s notice of resignation and at any time during the Notice Period, the Company may, in its sole discretion, waive the remainder of the Notice Period, in which case the Participant’s employment will be terminated upon receipt of written notice from the Company. Under such circumstances, the Company will not be obliged to provide the Participant with pay in lieu of notice and, in turn, the Participant will no longer be bound by the specific non-competition restriction under the Participant’s duty of loyalty outlined in Section 2(c). The Participant will continue to be bound by any post-employment non-competition, non-disclosure and non-solicitation restrictions in agreements the Participant entered into with the Company.
(b)    Garden Leave. Alternatively, the Company may, in its sole discretion, retain the Participant as an employee during the Notice Period and direct the Participant not to report to work, in which case the Participant will be placed on paid leave (the “Garden Leave”). While on Garden Leave, the Participant will remain bound by all fiduciary obligations owed as an employee of the Company Group, the non-competition restriction under the Participant’s duty of loyalty set out in Section 2(c), as well as any non-competition, non-disclosure and non-solicitation agreements between the Participant and the Company. For purposes of clarity, while on Garden Leave the Participant will (i) remain an employee of the Company Group; (ii) continue to be paid the Participant’s base salary; and (iii) continue to be eligible to participate in the same benefit plans in which the Participant was enrolled prior to submitting the Participant’s notice of resignation, with the exception that (A) the Participant will not continue to accrue paid time off during the Garden Leave and (B) the Participant will not continue to accrue any time or other interest under any bonus plans. During the Garden Leave, the Participant must be reasonably available during normal business hours to answer questions and provide advice to the Company.
4.    Enforcement. The Participant agrees that because the Participant’s services are personal and unique and because the Participant will have access to and will be acquainted with the Company Group’s confidential information and/or its customer relationships, to the fullest extent permitted by law, this Policy will be enforceable by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights or remedies that the Company may have for breach of this Policy. For the avoidance of doubt, this Section 4 does not limit the Company’s right to forfeit or seek recoupment with respect to the Award as set forth in Section 16 of the Agreement.
    5.    Amendment and Termination of Policy. The Company reserves the right to amend or terminate the Policy at any time, provided that (i) no such action will result in materially more burdensome duties and obligations for a Participant without the Participant’s prior written consent, and (ii) any such action impacting an executive officer of the Company shall be subject to the approval of the Committee.

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